Exhibit 99.8

Independence Community Bank Corp.
195 Montague Street
Brooklyn, New York 11201

February 3, 2004

To:	Participants in the Independence Community Bank Employee Stock Ownership Plan Trust (“ESOP”)

     Your voting instructions are being solicited in connection with the proposals to be considered at Independence Community Bank Corp.’s (the “Company”) upcoming Special Meeting of Stockholders to be held on March 8, 2004. We urge you to take advantage of the opportunity to direct the manner in which shares of common stock of the Company allocated to your account under the ESOP will be voted.

     Enclosed with this letter is the Joint Proxy Statement/Prospectus, which describes the matters to be voted upon, a voting instruction card, which will permit you to vote the shares allocated to your account, and a return envelope. After you have reviewed the Joint Proxy Statement/Prospectus, we urge you to vote your shares held pursuant to the ESOP by marking, dating, signing and returning the enclosed voting instruction card to the inspector of elections, American Stock Transfer & Trust Company (“AST”), in the accompanying envelope or you may vote by telephone or via the Internet. Please return your voting instruction card to AST for receipt no later than March 3, 2004 so that it may properly count and vote all of the shares in accordance with the terms of the ESOP.

     We urge each of you to vote as a means of participating in the governance of the affairs of the Company. If your voting instructions for the ESOP are not received, the shares allocated to your account will not be voted, unless the Trustee determines that it is required to do so in compliance with its fiduciary duties, applicable law or otherwise. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

     Please note that the enclosed material relates only to those shares which have been allocated to your account under the ESOP. You have or will receive other voting material for those shares owned by you individually and not under the ESOP.

Best regards,

Alan H. Fishman President and Chief Executive Officer

SPECIAL MEETING OF STOCKHOLDERS OF

INDEPENDENCE COMMUNITY BANK CORP.

March 8, 2004
VOTING INSTRUCTION CARD
EMPLOYEE STOCK OWNERSHIP PLAN TRUST

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE — Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

* Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. *

IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET. PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY TELEPHONE, INTERNET OR BY MAIL, WILL BE THE VOTE COUNTED. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.	Proposal to adopt the Agreement and Plan of Merger, dated as of November 24, 2003, by and between Independence Community Bank Corp. and Staten Island Bancorp, Inc. pursuant to which, among other things, Staten Island will merge with and into Independence.	☐	☐	☐

2.	In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign this voting instruction card exactly as your name(s) appear(s) on this card. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

VOTING INSTRUCTION CARD
EMPLOYEE STOCK OWNERSHIP PLAN TRUST

THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
INDEPENDENCE COMMUNITY BANK CORP.
SPECIAL MEETING OF STOCKHOLDERS
March 8, 2004
10:00 a.m., Eastern Time

     The undersigned hereby instructs the Trustee of the Independence Community Bank Corp. Employee Stock Ownership Plan Trust (the “ESOP”) to vote, as designated on the reverse side, all the shares of common stock of Independence Community Bank Corp. (the “Company”) which were allocated to my account pursuant to the ESOP as of January 26, 2004 upon the proposals to be presented at the Special Meeting of Stockholders to be held on March 8, 2004, at 10:00 a.m., Eastern Time, and at any adjournment thereof.

(Continued and to be signed on the reverse side)